UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2004

NEXTEL PARTNERS, INC.

(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point

Kirkland, Washington 98033

(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 12.                                                    Results of Operations and Financial Condition.

On April 28, 2004, Nextel Partners, Inc. (the “Company”) announced its financial results for the three months ended March 31, 2004.  A copy of the Company’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information presented in the attached press release includes financial information prepared in accordance with generally accepted accounting principles in the United States of America., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including ARPU, Adjusted EBITDA, free cash flow, net income (loss) excluding the loss on early retirement of debt, income (loss) attributable to common stockholders excluding the loss on early retirement of debt, service revenue margin, LRS and net capital expenditures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  As described more fully in the notes to the financial tables attached to the press release, management believes these non-GAAP measures provide meaningful additional information about the Company’s performance and its ability to service its long-term debt and other fixed obligations and to fund its continued growth.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the financial tables attached to the press release.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: April 28, 2004	By:	/s/ JOHN CHAPPLE
John Chapple
President, Chief Executive Officer and Chairman of the Board

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated April 28, 2004, issued by Nextel Partners, Inc.